EXHIBIT 17




August 10, 1998


Canadian Imperial Bank of Commerce
Media & Telecommunications Group
161 Bay Street, 8th Floor
BCE Place
Toronto, Ontario
M5J 2S8

Dear Sirs:


                      Registration Rights Undertaking

          Pursuant to the terms of the credit agreement made as of August 10, 1998 among Hollinger Inc. (the "Borrower"), as borrower, and Canadian Imperial Bank of Commerce ("CIBC"), as lender (the "Credit Agreement"), the Borrower and 504468 N.B. Inc. ("N.B. Inc.") pledged certain shares of the Class A Common Stock and Class B Common Stock of Hollinger International Inc. ("HII") to CIBC as a continuing security for the present and future obligations of the Borrower to the Lender under the Credit documents (as defined in the Credit Agreement).

          A registration statement (including a prospectus) on Form S-3 (No. 333- 04697) was filed under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission on May 29, 1996 and amended by Amendment No. 1 thereto filed on November 29, 1996 (the "Registration Statement") that relates to an aggregate of 48,600,754 shares (the "Shares") of Class A Common Stock of HII. The Registration Statement was declared effective by the Securities and Exchange Commission on December 9, 1996. The Shares comprise the 33,610,754 outstanding Shares (the "Outstanding Shares") and the 14,990,000 Shares into which all of the outstanding shares of Class B Common Stock of HII may be converted in certain circumstances (the "Conversion Shares").

          No offers or sales of the Shares may be made by CIBC pursuant to the Registration Statement, and prospectus included therein, unless appropriate post-effective amendments or supplements are made to reflect facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration

Statement. HII may require CIBC to furnish HII such information regarding itself and the distribution of the Shares as HII may from time to time reasonably request in writing.

          This is to confirm our undertaking and agreement that if (i) the Borrower or N.B. Inc. is in default of its obligations under the Credit Documents and (ii) CIBC has or intends to exercise its rights under the Credit Documents, upon written request from CIBC, the undersigned (HII, the Borrower and N.B. Inc.) shall expeditiously (subject to compliance by CIBC with the provisions of the prior paragraph) take all further steps necessary, including filing the necessary amendments or supplements to the Registration Statement and the prospectus included therein, to permit the sale of such Shares as are pledged under the Credit Documents from time to time pursuant to the prospectus included in the Registration Statement, as amended.

          CIBC agrees that, upon receipt of any notice from HII of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, the Lenders will forthwith discontinue their disposition of Shares pursuant to the Registration Statement until they receive the copies of the amended or supplemented Registration Statement (or prospectus included therein) contemplated by the preceding sentence of this letter agreement (which the undersigned shall file as contemplated by the preceding sentence of this Agreement).

          The Borrower and HII will pay all reasonable expenses incurred by the Lenders in connection with the sale of the Shares, including underwriting discounts or commission and reasonable fees and disbursements of counsel to CIBC.

          This Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario.

          This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall become effective on the date when each of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to CIBC.

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.


                              HOLLINGER INC.


                              By: /s/ Peter Y. Atkinson
                                 ---------------------------------------
                                 Name: Peter Y. Atkinson
                                 Title: Vice President and General Counsel


                              HOLLINGER INTERNATIONAL INC.


                              By: /s/ Peter Y. Atkinson
                                 ----------------------------------------
                                 Name: Peter Y. Atkinson
                                 Title: Vice President


                              504468 N.B. INC.


                              By: /s/ Peter Y. Atkinson
                                 ----------------------------------------
                                 Name: Peter Y. Atkinson
                                 Title: Vice President and General Counsel

Acknowledged and agreed:

CANADIAN IMPERIAL BANK OF COMMERCE


By: /s/ Steve Sloan
   ---------------------------------
   Name:    Steve Sloan
   Title:   Managing Director

By: /s/ Cindy Greenough
   ---------------------------------
   Name:    Cindy Greenough
   Title:   Executive Director